As filed with the Securities and Exchange Commission on October 9, 2012

Registration No. 333-183117

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Tower international, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	27-3679414
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

17672 Laurel Park Drive North, Suite 400 E

Livonia, Michigan 48152

(248) 675-6000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

James Gouin

Chief Financial Officer

Tower International, Inc.

17672 Laurel Park Drive North, Suite 400 E

Livonia, Michigan 48152

(248) 675-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

D. Richard McDonald, Esq.

Dykema Gossett PLLC

39577 Woodward Avenue, Suite 300

Bloomfield Hills, MI 48304

(248) 203-0700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one).

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting company ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated October 9, 2012

PROSPECTUS

$100,000,000 Common Stock Offered by Tower International, Inc.

and

12,467,866 Shares Of Common Stock Offered by the Selling Stockholder

We may offer to sell from time to time, in one or more offerings, in amounts, at prices and on terms determined at the time of any such offering, shares of our common stock with an aggregate offering price of up to $100,000,000. In addition, the Selling Stockholder may sell from time to time up to 12,467,866 shares of our common stock. We will not receive any of the proceeds from the sale of our common stock by the Selling Stockholder. We will bear all expenses of registration incurred in connection with this offering, except any underwriting discounts and commissions and expenses incurred by the Selling Stockholder in disposing of its shares.

Our registration of the shares of common stock covered by this prospectus does not mean that we or the Selling Stockholder will offer or sell any of the shares. We and/or the Selling Stockholder may sell the shares of common stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how we and/or the Selling Stockholder may sell our respective shares in the section entitled “Plan of Distribution” beginning on page 8.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you make your investment decision.

Our common stock is listed on the New York Stock Exchange under the trading symbol “TOWR.” On August 2, 2012, the last reported sale of our common stock on the New York Stock Exchange was $7.91 per share.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Investing in our common stock involves risks. You should carefully read and consider the risk factors included in our periodic reports, in any prospectus supplements relating to specific offerings of our common stock and in other documents that we file with the Securities and Exchange Commission. See “Risk Factors” on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2012.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the “Commission” or the “SEC,” using a “shelf” registration process. Specific information about the terms of an offering will be included in a prospectus or a prospectus supplement relating to each offering of shares. The prospectus supplement may also add, update or change information included in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the caption “Where You Can Find More Information” and “Incorporation by Reference of Certain Documents.” You should also carefully consider, among other things, the matters discussed in the section entitled “Risk Factors.”

We are responsible for the information contained and incorporated by reference in this prospectus, any applicable prospectus supplements and any related free writing prospectus we prepare or authorize. Neither we, the Selling Stockholder nor any underwriter has authorized anyone to provide information different from that contained in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein.

The information contained in this prospectus, in any prospectus supplement or in any document incorporated by reference is accurate only as of its date, regardless of the time of delivery of this prospectus, any prospectus supplement or any sale of common stock.

This prospectus is not an offer to sell or solicitation of an offer to buy these shares of common stock in any circumstances under which or jurisdiction in which the offer or solicitation is unlawful.

Unless the context otherwise indicates, the terms “Tower,” “Company,” “we,” “us,” and “our” as used in this prospectus refer to Tower International, Inc. and its subsidiaries. Unless the context otherwise indicates, the phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement(s).

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve substantial risks and uncertainties. Forward-looking statements are based upon management’s expectations and beliefs concerning future developments and their potential effects on us. Words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and variations of such words and similar expressions are intended to identify such forward-looking statements. For example, all statements we make relating to our expected financial position, strategies and grow prospects and general economic conditions we expect to exist in the future are forward-looking statements. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions concerning future events that are difficult to predict. Therefore, actual future events or results may differ materially from these statements. We believe that the factors that could cause our actual results to differ materially include the factors that we describe under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which is incorporated by reference. These factors, risks and uncertainties include, but are not limited to, the following:

•	automobile production volumes;

•	the financial condition of our customers and suppliers;

•	our ability to make scheduled payments of principal or interest on our indebtedness and comply with the covenants and restrictions contained in the instruments governing our indebtedness;

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•	our ability to refinance our indebtedness;

•	our ability to generate non-automotive revenues;

•	our ability to operate non-automotive businesses;

•	risks associated with non-U.S. operations, including foreign exchange risks and economic uncertainty in some regions;

•	any increase in the expense and funding requirements of our pension and postretirement benefits;

•	our customers’ ability to obtain equity and debt financing for their businesses;

•	our dependence on our largest customers;

•	pricing pressure from our customers;

•	work stoppages or other labor issues at our facilities or at the facilities of our customers or suppliers;

•	our ability to integrate acquired businesses; and

•	costs or liabilities relating to environmental and safety regulations.

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OUR COMPANY

We are a leading integrated global manufacturer of engineered structural metal components and assemblies primarily serving automotive original equipment manufacturers, or OEMs. We offer our automotive customers a broad product portfolio, supplying body-structure stampings, frame and other chassis structures, as well as complex welded assemblies, for small and large cars, crossovers, pickups and sport utility vehicles, or SUVs.

Our products are manufactured at 34 production facilities strategically located near our customers in North America, South America, Europe and Asia. We support our manufacturing operations through nine engineering and sales locations throughout the world. We are a disciplined, process-driven company with an experienced management team that has a history of implementing sustainable operational improvements.

We believe that our product capabilities, our geographic, customer and product diversification, and our competitive cost position us to benefit from the long-term recovery in North American and European automotive industry production and we have made recent investments in Brazil and China to expand our footprint in these rapidly growing markets. We also intend to leverage our program management and engineering expertise to pursue additional growth opportunities outside of our existing automotive markets.

Our principal offices are located at 17672 Laurel Park Drive North, Suite 400 E, Livonia, Michigan 48152. Our telephone number is (248) 675-6000. Our website address is www.towerinternational.com. The information on our website is not part of this prospectus.

RISK FACTORS

Investing in our common stock involves risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors in the section entitled “Risk Factors” in any prospectus supplement as well as our most recent Annual Report on Form 10-K, and in our Quarterly Reports on Form 10-Q filed subsequent to the Annual Report on Form 10-K, which are incorporated by reference into this prospectus and any prospectus supplement in their entirety, as the same may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects.

USE OF PROCEEDS

Except as may be otherwise set forth in the applicable prospectus supplement accompanying this prospectus, the net proceeds from the sale of any shares we offer will be used for general corporate purposes, including:

•	working capital;

•	capital expenditures;

•	acquisitions of or investments in businesses or assets; and

•	redemption and repayment of short-term or long-term borrowings.

Pending application of the net proceeds, we may temporarily invest the net proceeds in short-term marketable securities.

We will not receive any proceeds from the sale of the shares of common stock by the Selling Stockholder.

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CERTAIN FINANCIAL INFORMATION

In June 2011, the Financial Accounting Standards Board issued guidance on the presentation of comprehensive income in financial statements. Entities are required to present total comprehensive income either in a single, continuous statement of comprehensive income or in two separate, but consecutive, statements. We adopted this standard as of January 1, 2012, and presented net income and other comprehensive income in two separate statements in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012 (filed on May 3, 2012) and will continue to use this presentation in our annual financial statements. The table below reflects the retrospective application of this guidance for each of the years ended December 31, 2011, 2010, and 2009. The retrospective application did not have a material impact on our financial condition or results of operations.

TOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Amounts in thousands - unaudited)

	Year Ended December 31,
	2011	2010	2009

Net income / (loss)	$13,173	$(28,453)	$(59,032)
Other comprehensive income / (loss), net of tax:
Foreign currency translation adjustment (net of tax of $0)	(9,952)	10,108	12,451
Defined benefit plans, net (net of tax of $0, $0, and $2.9 million)	(33,644)	(3,060)	4,565
Settlement of interest rate swap (net of tax of $2 million in 2010)	-	12,551	-
Unrealized gain / (loss) on qualifying cash flow hedge (net of tax of $0, $0.1 million, and $2 million)	267	(255)	4,029
Other comprehensive income / (loss)	(43,329)	19,344	21,045
Comprehensive loss	(30,156)	(9,109)	(37,987)
Less: comprehensive income attributable to the noncontrolling interests	7,252	9,952	8,885
Comprehensive loss attributable to Tower International, Inc.	$(37,408)	$(19,061)	$(46,872)

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SELLING STOCKHOLDER

The Selling Stockholder may resell from time to time up to 12,467,866 shares of our common stock (plus an indeterminate number of shares of our common stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416 of the Securities Act).

The following table, based upon information currently known by us, sets forth as of March 5, 2012: (i) the number of shares held of record or beneficially by the Selling Stockholder as of such date (as determined below) and (ii) the number of shares that may be offered under this prospectus by the Selling Stockholder. The beneficial ownership of the common stock set forth in the following table is determined in accordance with Rule 13d-3 under the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the Selling Stockholder has sole or shared voting power or investment power.

Name of Selling Stockholder	Common Stock Beneficially Owned Prior to the Offering(1)	Common Stock Offered Pursuant to this Prospectus(1)	Beneficially Owned Upon Completion of this Offering (1)(2)	Percentage of Common Stock Beneficially Owned Upon Completion of this Offering (1)

Stephen Feinberg (1)	13,049,310	12,467,866	0	0

(1)       Tower International Holdings, LLC (“Tower Holdings”) owns 12,467,866 shares of our common stock. Pursuant to the limited liability company agreement of Tower Holdings, the manager of Tower Holdings exercises sole voting and dispositive authority over all of the securities owned by Tower Holdings. The manager of Tower Holdings is Cerberus Capital Management, L.P. (“CCM”; and, together with the funds and accounts affiliated with CCM, “Cerberus”). Stephen Feinberg is the sole shareholder of Craig Court, Inc., the managing member of Craig Court GP, LLC, which is the general partner of CCM. As a result of the foregoing, Mr. Feinberg, through one or more intermediate entities, possesses the sole power to vote and the sole power to direct the disposition of all shares of the Company’s common stock held by Tower Holdings. The address for Stephen Feinberg is c/o Cerberus Capital Management, L.P., 875 Third Avenue, New York, NY 10022. Tower International Holdings, LLC is a party to voting agreements with certain executive officers of the Company, a director of the Company and a consultant to the Company, and as a result Mr. Feinberg has the power to direct the voting of an additional 581,444 shares of our common stock beneficially owned by such persons. As a result of the foregoing, Mr. Feinberg may be deemed to beneficially own 13,049,310 shares of the Company’s common stock. The Selling Stockholder is neither a broker-dealer nor an affiliate of a broker-dealer. The voting agreements automatically terminate as such time that Tower Holdings ceases to own any shares of our common stock.

(2)       We do not know when or in what amounts the Selling Stockholder may offer shares for sale. The Selling Stockholder may not sell any or all of the shares offered by this prospectus. Because the Selling Stockholder may offer all or some of the shares pursuant to this offering, we cannot estimate the number of the shares that will be held by the Selling Stockholder after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the Selling Stockholder.

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Material Relationships

Corporate Conversion. On October 14, 2010, immediately prior to our initial public offering , or “IPO”, Tower Automotive, LLC, a Delaware limited liability company, was converted from a limited liability company to a Delaware corporation and changed its name to Tower International, Inc (the “Corporate Conversion”). Prior to the Corporate Conversion, the equity owners of Tower Automotive, LLC contributed their equity interests in Tower Automotive, LLC to Tower International Holdings, LLC in exchange for equity interests in Tower International Holdings, LLC (referred to herein as the Selling Stockholder). By virtue of the Corporate Conversion: (i) Tower International, Inc. succeeded to all of the assets, liabilities, contractual rights and contractual obligations of Tower Automotive, LLC; and (ii) the equity interests in Tower Automotive, LLC held by Tower International Holdings, LLC were converted into a total of 12,467,866 shares of the common stock of Tower International, Inc., which represented all of the Company’s outstanding common stock until the IPO was consummated.

Notes Offering. On August 24, 2010, the Company consummated a private offering of senior secured notes (the “Notes Offering”). The Company used the net proceeds of that offering to repay in full the outstanding indebtedness under its first lien term loan (exclusive of the synthetic letter of credit facility portion thereof). Cerberus held a substantial portion of the outstanding indebtedness under the first lien term loan and, as a result, received $371.9 million as a participant in, and upon repayment of, such first lien term loan. Cerberus was the sole holder of the synthetic letter of credit facility which was part of the Company’s first lien term loan. On June 13, 2011, the first lien term loan agreement was terminated. In connection with the termination, a $27.5 million deposit was returned to Cerberus in their capacity as a deposit lender.

In connection with the consummation of the Notes Offering, Cerberus caused one of its affiliates to cancel $25 million aggregate principal amount of the first lien term loan and in exchange therefore an affiliate of Cerberus received an equity interest in Tower. That equity interest was transferred to the Selling Stockholder as part of the Corporate Conversion.

Consulting Services. Cerberus does not charge us a quarterly or annual management or sponsor fee. During 2011 we reimbursed COAC, an affiliate of CCM, less than $100,000 for consulting services. If we request COAC, an affiliate of Cerberus, to provide consulting services in the future, we would expect to reimburse COAC for the salaries and benefits of the individuals providing such services on behalf of COAC.

Registration Rights Agreement. In connection with the IPO, Tower entered into a registration rights agreement with the Selling Stockholder. The agreement provides the Selling Stockholder with certain demand and piggyback registration rights, as well as indemnification protection and expense reimbursement in the event that shares of the Selling Stockholder’s common stock are sold pursuant to a registration statement covered by that agreement.

Voting Agreements. Also in connection with the IPO, individuals who received grants of restricted stock units (“RSUs”) from the Company entered into voting agreements with Cerberus. Those voting agreements enable Cerberus to direct the voting of the shares of Tower common stock that such individuals receive pursuant to the RSU grants and upon exercise of stock option grants. However, such voting agreements do not restrict the transferability of the underlying shares of common stock.

Charter Documents – Our Board. The exact number of directors will be fixed from time to time by our board of directors, which number shall be subject to increase or decrease by holders of more than fifty percent of our outstanding common stock until such time that the Selling Stockholder and its affiliates, or any person who is an express assignee or designee of the Selling Stockholder of its rights under our certificate of incorporation and such assignee's or designee's affiliates, ceases to beneficially own (as defined in Rule 13d-3 under the Exchange Act), in the aggregate, at least 50% of the outstanding shares of our common stock (which we refer to as the 50% Trigger Date). Prior to the 50% Trigger Date, a director may be removed with or without cause by stockholders having the right to vote at least fifty percent in voting power of our outstanding voting stock, voting together as a single class. Under our bylaws, prior to the 50% Trigger Date, any vacancy on the board of directors may be filled by stockholders having the right to vote at least 50% in voting power of our outstanding voting stock, voting together as a single class.

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Charter Documents – Stockholder Action. Our certificate of incorporation provides that prior to such date that the Selling Stockholder and its affiliates, or any person who is an express assignee or designee of the Selling Stockholder of its rights under our certificate of incorporation and such assignee's or designee's affiliates, cease to beneficially own (as defined in Rule 13d-3 under the Exchange Act), in the aggregate, at least 33- 1/3% of the outstanding shares of our common stock, which we refer to as the 33- 1/3% Trigger Date, nominations of directors and stockholders' proposals by the Selling Stockholder shall not be subject to the advance notice provisions of our bylaws.

Our certificate of incorporation and our bylaws also provide that, prior to the 33- 1/3% Trigger Date special meetings of stockholders may be called by the chairman of our board of directors, by our board of directors pursuant to a resolution approved by a majority of the whole board or by any of the Selling Stockholder, its affiliates, or any express assignee or designee of the Selling Stockholder under our certificate of incorporation, and such assignee's or designee's affiliates or any director employed by any of them.

Charter Documents – Voting. Our bylaws may be amended or repealed by a majority vote of our board of directors or, prior to the 50% Trigger Date, by stockholders having the right to vote at least 50% in voting power of our outstanding voting stock, voting together as a single class. Prior to the 50% Trigger Date, our certificate of incorporation may be amended with the affirmative vote of stockholders having the right to vote a majority in voting power of our outstanding voting stock, voting together as a single class.

Charter Documents – Corporate Opportunities. Our certificate of incorporation provides that we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any business opportunity which may be a corporate opportunity for Cerberus.

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PLAN OF DISTRIBUTION

We are registering shares of our common stock with an aggregate offering price not to exceed $100 million, to be sold by the Company under a “shelf” registration process. If we offer any shares of common stock under this prospectus we will amend or supplement this prospectus by means of an accompanying prospectus supplement setting forth the specific terms and conditions and other information about that offering as is required or necessary.

In addition, on behalf of the Selling Stockholder, we are registering 12,467,866 shares of our common stock for possible resale by the Selling Stockholder. Unless the context otherwise requires, as used in this prospectus, “Selling Stockholder” includes the Selling Stockholder named in the table above and donees, pledgees, transferees or other successors-in-interest selling shares received from the Selling Stockholder as a gift, pledge, partnership distribution or other transfer after the date of this prospectus.

We and/or the Selling Stockholder may offer and sell all or a portion of the shares covered by this prospectus from time to time, in one or more or any combination of the following transactions:

•	on the New York Stock Exchange, or NYSE, in the over-the-counter market or on any other national securities exchange on which our shares are listed or traded; through underwriters or dealers;

•	in privately negotiated transactions;

•	in underwritten transactions;

•	in a block trade in which a broker-dealer will attempt to sell the offered shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

•	in ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	through the writing of options (including put or call options), whether the options are listed on an options exchange or otherwise; and

•	any other method permitted pursuant to applicable law.

We and/or the Selling Stockholder may sell the shares at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the shares from time to time will be determined by us and/or the Selling Stockholder, as applicable, and, at the time of the determination, may be higher or lower than the market price of our common stock on NYSE or any other exchange or market.

The shares may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. We and/or the Selling Stockholder may also enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers of other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with us or the Selling Stockholder, as applicable. We and/or the Selling Stockholder may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from us or the Selling Stockholder, as applicable, or from purchasers of the offered shares for whom they may act as agents. In addition, underwriters may sell the shares to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The Selling Stockholder and any underwriters, dealers or agents participating in a distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the shares by the Selling Stockholder and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.

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We and/or the Selling Stockholder may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the selling of the common stock, including liabilities arising under the Securities Act.

We will bear all of the expenses of the offering of common stock, except that the Selling Stockholder will pay any applicable underwriting fees, discounts or commissions and expenses with respect to their shares of common stock.

We have not, and the Selling Stockholder have advised us that they have not, entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of shares. Upon entering into, or upon notification by the Selling Stockholder that they have entered into, any material arrangement with an underwriter or broker-dealer for the sale of shares through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information, including:

•	the name of the applicable seller;

•	the number of shares being offered;

•	the terms of the offering;

•	the names of the participating underwriters, broker-dealers or agents;

•	any discounts, commissions or other compensation paid to underwriters or broker-dealers and any discounts, commissions or concessions allowed or reallowed or paid by any underwriters to dealers;

•	the public offering price; and

•	other material terms of the offering.

 In addition, upon being notified by the Selling Stockholder that a donee, pledgee, transferee or other successor-in-interest intends to sell more than 500 shares, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling stockholder.

We and the Selling Stockholder are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock offered in this prospectus by the Selling Stockholder and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of us, the Selling Stockholder and their affiliates.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling the shares of common stock under this prospectus, we and/or the Selling Stockholder may sell the shares of common stock in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Dykema Gossett PLLC, Bloomfield Hills, Michigan, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K/A for the year ended December 31, 2011, and the effectiveness of Tower International's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

You may obtain from the SEC, through the SEC’s website or at the SEC offices mentioned in the following paragraph, a copy of the registration statement, including exhibits, that we have filed with the SEC to register the securities offered under this prospectus. This prospectus is part of the registration statement and does not contain all the information in the registration statement on Form S-3. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov and on our corporate website at http://www.towerinternational.com. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to our common stock. You may inspect without charge any documents filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of these materials from the SEC upon the payment of certain fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available at the office of the New York Stock Exchange located at 20 Broad Street, New York, New York 10005. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

We “incorporate by reference” into this prospectus documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Later information that we file with the SEC will automatically update and supersede this information.

We incorporate by reference into this prospectus the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, after the initial filing of the registration statement that contains this prospectus and prior to the time that all the securities offered by this prospectus have been issued as described in this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (filed on March 8, 2012), and Amendment No. 1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (filed on April 27, 2012);

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2012 and June 30, 2012 (filed on May 3, 2012 and August 7, 2012);

•	our Current Reports on Form 8-K filed on March 13, 2012, April 30, 2012, May 3, 2012 and July 31, 2012; and

•	the description of our common stock included in our Form 8-A filed with the SEC on October 12, 2010, and any amendment or report we may file with the SEC for the purpose of updating such description.

Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus or any prospectus supplement.

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Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Our Commission File Number is 001-34903.

You may request a copy of the registration statement, the above filings and any future filings that are incorporated by reference into this prospectus, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or calling us at the following address: Investor Relations, 17672 Laurel Park Drive North, Suite 400 E, Livonia, Michigan 48152; telephone: (248) 675-6457.

You should rely only on the information contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the SEC and any information about the terms of securities offered conveyed to you by us, our underwriters or agents. We have not authorized anyone else to provide you with additional or different information. These securities are only being offered in jurisdictions where the offer is permitted. You should not assume that the information contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus is accurate as of any date other than their respective dates.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth all estimated expenses to be paid solely by us in connection with the sale of the securities being registered hereunder.

Amount to be paid*
SEC Registration Fee		$22,776
Accounting Fees and Expenses		*
Legal Fees and Expenses		*
Printing Expenses		*
Miscellaneous Expenses		*
Total	$	*

*	These fees are calculated based upon the number of issuances in applicable offerings and amount of securities offered and, accordingly, cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law permits indemnification of the registrant's officers and directors under certain conditions and subject to certain limitations. Section 145 of the Delaware General Corporation Law also provides that a corporation has the power to purchase and maintain insurance on behalf of its officers and directors against any liability asserted against such person and incurred by him or her in such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of Section 145 of the Delaware General Corporation Law.

Article VII of the registrant's bylaws provides that the registrant will indemnify its directors and officers to the fullest extent authorized by law. The rights to indemnity thereunder continue as to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of the heirs, executors and administrators of the person. In addition, expenses incurred by a director or officer in defending any civil or criminal action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the registrant (or was serving at the registrant's request as a director, officer employee or agent of another entity) will be paid by the registrant in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the registrant as authorized by the registrant's bylaws.

As permitted by Section 102(b)(7) of the Delaware General Corporation Law, Article VII of the registrant's certificate of incorporation provides that a director of the registrant will not be personally liable for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

 The registrant has purchased directors' and officers' liability insurance. The registrant believes that this insurance is necessary to attract and retain qualified directors and officers.

The indemnification agreement for our directors and officers provides that the registrant shall indemnify the director or officer party to each such agreement to the fullest extent permitted by law against all expenses, judgments, liabilities, fines, penalties and amounts paid in settlement actually and reasonably incurred by such person, or on his or her behalf, in connection with any proceeding or any action, discovery, event, claim, issue or matter therein or related thereto, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the registrant and, in the case of a criminal proceeding, in addition, had no reasonable cause to believe that his or her conduct was unlawful.

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Item 16. List of Exhibits.

The list of exhibits in the Exhibit Index to this registration statement is incorporated herein by reference.

Item 17. Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)       To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)     To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)          That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)          That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)        Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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(ii)       Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)             That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual reports pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

d)          The undersigned registrant hereby undertakes that: (i) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and (ii) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Livonia, State of Michigan, on the 9th day of October, 2012.

TOWER INTERNATIONAL, INC.

By:	/s/ Mark Malcolm
Name:Mark Malcolm
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities shown on October 9, 2012.

Signature	Title
/s/ Mark Malcolm	Chief Executive Officer and Director
Mark Malcolm	(Principal Executive Officer)

/s/ James C. Gouin	Executive Vice President and Chief Financial Officer
James C. Gouin	(Principal Financial Officer)

/s/ Jeffrey L. Kersten	Senior Vice President and Corporate Controller
Jeffrey L. Kersten	(Principal Accounting Officer)

*	Director, Chairman of the Board
Nicholas D. Chabraja

*	Director
James Chapman

*	Director
Dennis Donovan

*	Director
Frank E. English, Jr.

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*	Director
Chan Galbato

*	Director
Jonathan Gallen

*	Director
Dev Kapadia

*	Director
Scott Wille

*By:	/s/ James C. Gouin
James C. Gouin
Attorney-in-fact

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EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of underwriting agreement*
5.1	Opinion of Dykema Gossett PLLC**
23.1	Consent of Deloitte & Touche LLP***
23.2	Consent of Dykema Gossett PLLC (included in Exhibit 5.1)
24.1	Powers of Attorney (Inlcuded on signature pages of this Registration Statement)***

*  To be filed either by amendment to the Registration Statement or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.

**  Replaces previously filed exhibit.

***  Previously filed.

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